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                                                                       EXHIBIT 5
                                                          ARMSTRONG TEASDALE LLP
                                                                Attorneys at Law
                                             One Metropolitan Square, Suite 2600
                                                  St. Louis, Missouri 63102-2740
                                                           Phone: (314) 621-5070
                                                             Fax: (314) 621-5065
                                                       www.armstrongteasdale.com

                                December 4, 2001

Board of Directors
International Fuel Technology, Inc.
7777 Bonhomme, Suite 1920
St. Louis, Missouri 63105

We are counsel for International Fuel Technology, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,500,000 shares of common stock, par value $.01 per share (the "Shares"), to be issued by the Company pursuant to the Company's 2001 Long Term Incentive Plan. (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares is being filed concurrently herewith with the Securities and Exchange Commission.

As counsel, we have reviewed the Plan and the organizational documents of the Company, including the Articles of Incorporation and Bylaws as amended to date, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Shares. Where questions of fact material to the opinions hereinafter expressed were not independently established, we have relied upon statements of officials of the Company. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

2. The Shares to be issued pursuant to the Plan are duly and validly authorized.

3. When the Shares to be issued pursuant to the Plan are issued by the Company in accordance with the provisions of the Plan, such Shares will be duly and validly issued, fully paid and nonassessable.

We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                              /s/ ARMSTRONG TEASDALE LLP